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                                                                     EXHIBIT 2.2

                         UNITED STATES BANKRUPTCY COURT

                           SOUTHERN DISTRICT OF TEXAS

                                HOUSTON DIVISION

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                                     :
IN RE:                               :        CHAPTER 11
                                     :
PIONEER COMPANIES, INC.,             :
PIONEER CORPORATION OF AMERICA,      :
IMPERIAL WEST CHEMICAL CO.,          :
KEMWATER NORTH AMERICA CO.,          :
PCI CHEMICALS CANADA INC./PCI        :        CASE NO. 01-38259-H3-11
CHIMIE CANADA INC.,                  :
PIONEER AMERICAS, INC.,              :
PIONEER (EAST), INC.,                :
PIONEER WATER TECHNOLOGIES, INC.,    :
PIONEER LICENSING, INC., AND         :
KWT, INC.,                           :
                                     :
           DEBTORS.                  :        JOINTLY ADMINISTERED
                                     :
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            ORDER (i) APPROVING DISCLOSURE STATEMENT; (ii) APPROVING
                FORM OF BALLOTS, AND SOLICITATION AND TABULATION
          PROCEDURES; (iii) FIXING DATE, TIME, AND PLACE FOR A HEARING
              TO CONSIDER CONFIRMATION OF PLAN OF REORGANIZATION;
             (iv) FIXING DATE, TIME AND PLACE FOR VOTING ON PLAN OF
           REORGANIZATION; (v) FIXING LAST DATE FOR FILING OBJECTIONS
            TO PLAN OF REORGANIZATION; AND (vi) PRESCRIBING THE FORM
                          AND MANNER OF NOTICE THEREOF

            A hearing having been held on September 21, 2001 (the "Hearing") to consider the motion ("Motion") filed by Pioneer Companies, Inc. and nine (9) of its direct and indirect wholly-owned subsidiaries (collectively, the "Debtors"), as debtors and debtors in possession, seeking, inter alia, approval pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") of the proposed Debtors' Joint Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code heretofore filed with the Court and approval of certain forms of ballots and solicitation and tabulation procedures with respect to confirmation of the Debtors'
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Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as
modified and amended, the "Plan");(1) and it appearing from the certificates of service and/or affidavits of service on file with this Court that proper and timely notice of the Hearing has been given; and it appearing that notice was adequate and sufficient and that no further notice is required; and the appearances of all interested parties having been duly noted on the record of the Hearing; and it appearing that no objections were filed to the Disclosure Statement or the Motion; and the Debtors having made the conforming additions, changes, corrections and deletions to the Disclosure Statement necessary to comport with the record of the Hearing and the agreements reached with certain parties, a copy of which revised Disclosure Statement is attached hereto as Exhibit A (the "Disclosure Statement"); and upon the Motion, the Disclosure Statement, the record of the Hearing and all of the proceedings heretofore had before the Court and after due deliberation, and sufficient cause appearing therefor; it is

            ORDERED, FOUND AND DETERMINED THAT:

            1. The Disclosure Statement contains adequate information within the meaning of section 1125 of the Bankruptcy Code.

            2.    The Disclosure Statement and the Motion are hereby approved.

            3. The forms of ballots annexed hereto as Exhibit B and Exhibit C are hereby approved.

            4. The Debtors shall mail a ballot, substantially in the form of the ballots annexed hereto as Exhibit B, to each holder of a claim in the classes entitled to vote under the Plan (the "Individual Ballots"); provided, however, that the Individual Ballots for holders of


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(1) All capitalized terms that are not defined herein shall have the meaning ascribed to them in the Plan.


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claims based on the 9 -1/4% Senior Secured Notes due June 2007 (the "PCA Senior
Notes") (CUSIP NO. 723551-AF-4) and the 9 -1/4% Senior Secured Notes due October 2007 (the "PCICC Senior Notes") (CUSIP NO. 693204-AB-5), shall not be mailed directly to the beneficial holders of such notes, as described more fully herein.

            5. With respect to the PCA Senior Notes and PCICC Senior Notes, United States Trust Company of New York is the trustee and collateral agent (the "Senior Notes Trustee") and the records maintained by the Senior Notes Trustee or the Depository Trust Company reflect the brokers, dealers, commercial banks, trust companies or other nominees (collectively, the "Nominee Holders") through which many of the beneficial owners (collectively, the "Beneficial Holders") hold the PCA Senior Notes and the PCICC Senior Notes, although in some instances, the beneficial owners of the PCA Senior Notes and PCICC Senior Notes may also be the record owner of such notes. To the extent applicable, the Debtors shall mail ballots, substantially in the form annexed hereto as Exhibit C (the "Master Ballots"), to each of the Nominee Holders for the purpose of summarizing the votes of their respective Beneficial Holders. Hereinafter, the Individual Ballots and Master Ballots shall be referred to collectively as the "Ballots."

            6.    Further, the Court hereby directs as follows:

                  (a) the Nominee Holders shall forward the Solicitation Package (as defined below) or copies thereof (including a return envelope provided by and addressed to the Nominee Holders and including the Individual Ballots described above) to the Beneficial Holders within three
                        (3) business days of the receipt of such Solicitation Package by the Nominee Holders;

                  (b) the Beneficial Holders shall return the Individual Ballots to the respective Nominee Holders prior to the Voting Deadline (defined below);



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                  (c)   the Nominee Holders shall summarize the votes of their
                        respective Beneficial Holders on the Master Ballots, in accordance with the instructions for the Master Ballots;

                  (d) the Nominee Holders shall return the Master Ballots to the Balloting Agent on or before the Voting Deadline; and

                  (e) the Debtors shall provide the Nominee Holders with sufficient copies of the Solicitation Package to forward to the Beneficial Holders.

            7. For voting purposes, September 7, 2001 shall be the "Voting Record Date" with respect to holders of claims entitled to vote under the Plan. It should be noted that the establishment of this Voting Record Date is for voting purposes only and shall have no preclusive effect with regard to who is entitled to receive distributions under the Plan.

            8. As set forth in detail in the Plan and the Disclosure Statement, (a) Classes 1, 2 and 6 are unimpaired and, accordingly, deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code; (b) Classes 10 and 11 are receiving no distributions under the Plan and, thus, deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code; and (c) Classes 3, 4, 5, 7, 8 and 9 are impaired and receiving distributions under the Plan and, therefore, the Debtors will solicit acceptances from holders of claims in these Classes only. Hereinafter, Classes 3, 4, 5, 7, 8 and 9 shall be referred to as the "Voting Classes" and Classes 1, 2, 6, 10 and 11 shall be referred to as the "Non-Voting Classes."

            9. On or before October 1, 2001, the Debtors shall mail the following solicitation materials (collectively, a "Solicitation Package") to each of the Deliverees (as hereinafter defined):

                  (a)   the Plan;

                  (b)   the Disclosure Statement;

                  (c)   the Disclosure Statement Order;



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                  (d)   notice of the approval of the Disclosure Statement, the
                        dates fixed by the Court as the Voting Record Date and the Voting Deadline (as defined below), the last date for filing objections to confirmation of the Plan, and the scheduling of the confirmation hearing, in substantially the form attached hereto as Exhibit D (the "Confirmation Hearing Notice");

                  (e)   appropriate Ballot(s) and voting instructions; and

                  (f)   a pre-addressed return envelope.

            10. The Debtors shall serve the Solicitation Packages on the following holders of claims in the Voting Classes under the Plan (the "Deliverees"):

                  (a) holders of claims, as of the Voting Record Date, that are listed in the Debtors' Schedules of Assets and Liabilities in an amount greater than $0.00 and not scheduled as contingent, unliquidated or disputed (excluding scheduled claims that have been superseded by filed proofs of claim); provided, however, that the assignee of a transferred and assigned scheduled claim shall be permitted to vote such claim only if (i) such claim was listed in the Debtors' Schedules of Assets and Liabilities as not contingent, unliquidated or disputed, and (ii) notice of the transfer has been received and docketed by the Balloting Agent as of the Record Date or such assignee includes proof of assignment with the executed Ballot;

                  (b) subject to subsection (c) below, holders of liquidated claims, as of the Voting Record Date, that are the subject of filed proofs of claim which have not been disallowed, disqualified or suspended prior to the Voting Record Date and which are not the subject of a pending objection on the Voting Record Date (unless, on or before the Voting Record Date, a final order is entered temporarily allowing such claim for voting purposes); provided, however, that the assignee of a transferred and assigned proof of claim shall be permitted to vote such claim only if (i) the proof of claim has not been disallowed, disqualified or suspended prior to the Voting Record Date and such claim is not the subject of a pending objection on the Voting Record Date (unless, on or before the Voting Record Date, a final order is entered temporarily allowing such claim for voting purposes), and (ii) notice of the transfer has been received and docketed by the Balloting Agent as of the Record Date or such assignee includes proof of assignment with the executed Ballot; and

                  (c) with respect to the PCA Senior Notes and PCICC Senior Notes, the Nominee and/or Beneficial Holders (as applicable) reflected in the


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                        records of the Senior Notes Trustee or the Depository
                        Trust Company as of the Voting Record Date; provided, however, that the Debtors shall provide the Nominee Holders with sufficient copies of the Solicitation Packages to enable the Nominee Holders to distribute the Solicitation Packages to the Beneficial Holders.

            11. Rather than mail a Solicitation Package to the parties listed below, the Debtors shall mail a Notice of Non-Voting Status, substantially in the form attached hereto as Exhibit E, which includes a brief summary of the Plan and sets forth the manner in which a copy of the Plan and Disclosure Statement may be obtained, to the following:

                  (a)   holders of claims and interests in the Non-Voting
                        Classes;

                  (b) all known parties to executory contracts and unexpired leases who do not hold filed or scheduled claims (excluding claims scheduled as contingent, unliquidated or disputed);

                  (c) holders of claims, as of the Voting Record Date, that are listed in the Debtors' Schedules of Assets and Liabilities as contingent, unliquidated and/or disputed (excluding scheduled claims that have been superseded by filed proofs of claim);

                  (d) holders of claims, as of the Voting Record Date, that are scheduled in the amount of $0.00 in the Debtors' Schedule of Assets and Liabilities (excluding scheduled claims that have been superseded by filed proofs of claim);

                  (e) holders of unliquidated claims, as of the Voting Record Date, that are the subject of filed proofs of claim (unless, on or before the Voting Record Date, a final order is entered temporarily allowing such claim for voting purposes); and

                  (f) holders of claims, as of the Voting Record Date, which have been disallowed, disqualified or suspended prior to the Voting Record Date and/or which are the subject of a pending objection on the Voting Record Date (unless, on or before the Voting Record Date, a final order is entered temporarily allowing such claim for voting purposes).

            12. The Debtors are hereby authorized to reimburse the reasonable, actual and necessary out-of-pocket expenses incurred by the Depository Trust Company and/or any


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nominee holder in connection with the distribution of the Solicitation Package or Notice of Non-Voting Status.

            13. The following procedures regarding the tabulation of votes cast with respect to the Plan are hereby approved:

                  (a) A vote may be disregarded if the Court determines, after notice and a hearing, that a vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code;

                  (b) All votes to accept or reject the Plan must be cast by using the appropriate Ballot utilizing the voting instructions attached thereto and votes that are cast in any other manner shall not be counted;

                  (c) A holder of claims in more than one class or subclass must use separate Ballots for each class of claims; provided, however, that holders of claims in Class 3 or Class 4 may use their Ballots to also vote in Class 9;

                  (d) A holder of claims shall be deemed to have voted the full amount of its claim in each class and shall not be entitled to split its vote within a particular class;

                  (e) Any Individual Ballot that partially accepts and partially rejects the Plan shall not be counted;

                  (f) If a holder of claims casts more than one Ballot voting the same claim prior to the Voting Deadline, only the latest dated Ballot received by the Balloting Agent shall be counted;

                  (g) If a holder of claims casts Ballots received by the Balloting Agent which bear the same date, but which are voted inconsistently, such Ballots shall be deemed to constitute an acceptance of the Plan;

                  (h) Any executed Ballot received by the Balloting Agent that does not indicate either an acceptance or rejection of the Plan shall be deemed to constitute an acceptance of the Plan;

                  (i) Any executed Ballot received by the Balloting Agent that indicates both acceptance and rejection of the Plan shall be deemed to constitute an acceptance of the Plan;

                  (j) Any executed Ballot for Class 3 and Class 9 or Class 4 and Class 9 which is received by the Balloting Agent or the respective Nominee Holder (as applicable) and which indicates acceptance of the Plan in one Class, but indicates neither acceptance nor rejection


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                        of the Plan in the other Class, shall be deemed to
                        constitute an acceptance of the Plan in both Classes;
                        and

                  (k) Except as provided below regarding Master Ballots, the Balloting Agent shall not accept a vote by facsimile or telecopy transmission.

            14. The deadline for Ballots to be actually received by the Balloting Agent shall be October 30, 2001 at 4:30 p.m. (Central Time) (the "Voting Deadline"); provided, however, that the Debtors may extend the Voting Deadline in their discretion and without further notice; and further provided that the Nominee Holders may submit Master Ballots by facsimile so long as an original is received by the Balloting Agent within forty-eight (48) hours following transmittal of the facsimile and no other Ballots shall be accepted by facsimile.

            15. With respect to Master Ballots submitted by Nominee Holders for Classes 3, 4 and 9, the Court directs as follows:

                  (a) all Nominee Holders to which Beneficial Holders return their Individual Ballots shall summarize on the Master Ballot all Individual Ballots cast by the Beneficial Holders and return the Master Ballot to the Balloting Agent; provided, however, that each Nominee Holder shall be required to retain the Individual Ballots cast by the respective Beneficial Holders for inspection for a period of one (1) year following submission of a Master Ballot;

                  (b) votes cast by the Beneficial Holders through a Nominee Holder by means of a Master Ballot shall be applied against the positions held by such Nominee Holder as evidenced by a list of record holders provided by the Depository Trust Company and compiled as of the Record Date; provided, however, that votes submitted by a Nominee Holder on a Master Ballot shall not be counted in excess of the position maintained by such Nominee Holder as of the Record Date;

                  (c) to the extent that there are over-votes submitted by a Nominee Holder on a Master Ballot, votes to accept and to reject the Plan shall be applied by the Balloting Agent in the same proportion as the votes to accept or reject the Plan submitted on the Master Ballot that contains the over-vote, but only to the extent of the position maintained by such Nominee Holder as of the Record Date;



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                  (d)   multiple Master Ballots may be completed by a single
                        Nominee Holder and delivered to the Balloting Agent and such votes shall be counted, except to the extent that such votes are inconsistent with or are duplicative of other Master Ballots, in which case the latest dated Master Ballot received before the Voting Deadline shall supersede and revoke any prior Master Ballot; and

                  (e) each Beneficial Holder shall be deemed to have voted the full amount of its claim held through a particular Nominee Holder submitting a Master Ballot.

            16. With respect to Ballots distributed for Classes 5, 7 and 8, the amount of claim to be used for tabulation purposes shall be the amount of claim set forth on each pre-printed Ballot and such amount shall represent:

                  (a) with respect to Ballots based on scheduled claims, the amount listed, as of the Voting Record Date, in the Debtors' Schedules of Assets and Liabilities as not contingent, unliquidated or disputed;

                  (b) with respect to Ballots based on filed claims, the liquidated amount set forth on such proof of claim as of the Voting Record Date; or

                  (c) with respect to Ballots based on claims temporarily allowed for voting purposes only by order of this Court, the amount so ordered by the Court.

            17. Any entity entitled to vote to accept or reject the Plan may change its vote before the Voting Deadline by casting a superseding Ballot so that it is received on or before such deadline.

            18. A holder of any Claim that is (a) scheduled by the Debtors as unliquidated, disputed or contingent; (b) in a class that is entitled to vote on the Plan, but an objection has been filed with respect to such Claim; or (c) in a class that is entitled to vote, but such Claim was asserted in an unliquidated amount and the amount of such Claim has not been determined by final order of this Court shall not be entitled to vote, provided, however, that, upon application of the holder of any such Claims described in (a), (b) and (c) above, the Court may temporarily allow such Claim, for voting purposes only, in an amount and to the extent that the Court deems


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proper for the purpose of accepting or rejecting the Plan. Any such application must be heard and determined by a final order of the Court on or before September 24, 2001.

            19. Voting Instructions, substantially in the form of Exhibit F, shall be included with each Ballot.

            20. The Debtors are authorized to continue to retain The Altman Group, an unaffiliated and independent entity, to act as their Solicitation and Balloting Agent.

            21. A hearing shall be held on November 7, 2001 at 2:00 p.m. (Central Time) to consider confirmation of the Plan, and such hearing may be adjourned from time to time without further notice, other than an announcement of the adjourned date(s) at the hearing.

            22. Any objections to the Plan shall be filed with the Court and actually received by the Notice Parties (as defined below) on or before October 30, 2001 at 4:30 p.m. (Central Time).

            23. Any objections to confirmation of the Plan must (a) be in writing; (b) comply with the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and the local rules and order of this Court; (c) state the name of the objector and the nature and amount of its claim against or interest in the Debtors; (d) state the nature of the objection and the legal basis therefor; (e) reference with specificity the text of the Plan to which the objection is made; (f) be filed with and received by the Court by October 30, 2001 at 4:30 p.m. (Central Time); and (g) served upon and received by the parties listed below (the "Notice Parties") by October 30, 2001 at 4:30 p.m. (Central Time):

                  (a)      Pioneer Companies, Inc.
                           700 Louisiana Street, Suite 4300
                           Houston, Texas 77002
                           Attn:  Kent Stephenson, Esq.



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                  (b)      Weil, Gotshal & Manges LLP
                           Attorneys for Pioneer
                           100 Crescent Court, Suite 1300
                           Dallas, Texas 75201
                           Attn:  Stephen A. Youngman, Esq.

                  (c)      Weil, Gotshal & Manges LLP
                           Attorneys for Pioneer
                           700 Louisiana Street, Suite 1600
                           Houston, Texas 77002
                           Attn:  Sylvia Mayer Baker, Esq.

                  (d) Office Of The United States Trustee (Region 7) 515 Rusk Street, Suite 3516
                           Houston, Texas 77002
                           Attn:  Hector Duran, Esq.

                  (e)      Dewey Ballantine LLP
                           Attorneys for Creditors' Committee
                           1301 Avenue of the Americas
                           New York, New York 10019-6092
                           Attn:  Michael J. Sage, Esq.

                  (f)      Bracewell & Patterson, L.L.P.
                           Attorneys for Creditors' Committee
                           South Tower Pennzoil Place
                           711 Louisiana, Suite 2900
                           Houston, Texas 77002-2781
                           Attn:  Alfredo Perez, Esq.

                  (g)      Kaye Scholer LLP
                           Attorneys for Bank of New York
                           311 South Wacker Drive, Suite 6200
                           Chicago, IL  60606
                           Attn:  Richard G. Smolev, Esq.

            24. In addition to mailing the Solicitation Package to each of the Deliverees as described above, the Debtors shall mail Solicitation Packages (excluding Ballots and return envelopes) to: (a) the United States Trustee; (b) the Securities and Exchange Commission; (c) the Regional and District Directors of the Internal Revenue Service for the Southern District of Texas; (d) Office of the United States Attorney for the Southern District of Texas; (e) all persons


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or entities that have filed a notice of appearance in these chapter 11 cases pursuant to Bankruptcy Rule 2002(e); and (f) the Debtors' postpetition lenders.

            25. With respect to all holders of impaired claims and equity interests that cannot be identified or located by the Debtors or the Balloting Agent as of the Voting Record Date, the Debtors shall publish the Confirmation Hearing Notice in each of The Wall Street Journal (National Edition), the Houston Chronicle, the Globe and Mail (Toronto) and Le Devoir (Montreal) on at least one occasion on or before October 5, 2001. The Balloting Agent, upon being contacted by such holders, will promptly provide each such holder with a Solicitation Package after such holder has adequately evidenced its claim against the Debtors.

            26. The requirements of Bankruptcy Local Rule 3017, which provides that the proponent of a plan of reorganization shall transmit notices obtained from the clerk, is hereby waived except as may be otherwise provided in this Order

            27. Any requirement that the Debtors serve upon their customers the Confirmation Hearing Notice is hereby waived.





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            28.   The Debtors are hereby authorized and empowered to effect such actions as may be necessary to implement the terms of this Order. The Debtors are further authorized to make non-substantive modifications to the Disclosure Statement, other documents in the Solicitation Package, and the Notice of Non-Voting Status so long as such modifications are of a typographical, conforming and/or ministerial nature and are approved by the Creditors' Committee. Any proposed substantive modification to the Disclosure Statement, other documents in the Solicitation Package, and/or the Notice of Non-Voting Status occurring after entry of this Order shall be heard by this Court upon twenty-four (24) hour telephonic notice to the parties listed above in paragraph 23.

Dated: September 21, 2001
       Houston, Texas

                                              /s/ L. Z. Clark
                                           ------------------------------
                                           UNITED STATES BANKRUPTCY JUDGE



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                                    EXHIBIT A
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                                    EXHIBIT B
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                                    EXHIBIT C
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                                    EXHIBIT D
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                                    EXHIBIT E